Exhibit (12)

Lcdo. Miguel A. Santiago

Office No.: (787) 523-3434

Direct No.: (787) 523-3436

E-Mail: msantiago@cstlawpr.com

December 21, 2021

Dear Sir or Madam:

In my capacity as outside counsel to Universal Life Insurance Company (“ULICO”), I have acted as counsel to ULICO in connection with the establishment of ULICO’s Fortune Five Separate Account (the “Separate Account”) on May 24, 2021 by the Board of Directors of ULICO as a separate account for assets applicable to certain deferred variable annuity contracts (“Contracts”), pursuant to provisions of the applicable law of Puerto Rico. I have participated in the preparation and review of the registration statement on Form N-3 which is to be filed by ULICO with the U.S. Securities and Exchange Commission under the Securities Act of 1933 and Investment Company Act of 1940 for the registration of the Contracts.

I am of the following opinion:

(1) ULICO has been duly organized under the laws of the Commonwealth of Puerto Rico and is validly existing and in good standing as a corporation and has been duly authorized to issue the Contracts.

(2) The Separate Account has been duly created and is validly existing as a separate account pursuant to the aforesaid provisions of Puerto Rico law.

(3) The portion of the assets to be held in the Separate Account equal to the reserves and other liabilities for variable benefits under the Contracts is not chargeable with liabilities arising out of any other business ULICO may conduct.

(4) The Contracts, when issued as contemplated under the Form N-3 registration statement, will be a legal, validly issued, and binding obligation of ULICO in accordance with the terms of such Contracts.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Form N-3 registration statement.

Very truly yours,

/s/ Miguel A. Santiago-Rivera
Miguel A. Santiago-Rivera Attorney At Law
Casillas, Santiago, Torres LLC